As filed with the Securities and Exchange Commission on February 9, 2011 — Registration No. 333-84398

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Post-Effective Amendment No. 1 to
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
ENERGY CONVERSION DEVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	38-1749884
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)
3800 Lapeer Road
Auburn Hills, Michigan 48326
(248) 475-0100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
ENERGY CONVERSION DEVICES, INC. 2000 NON-QUALIFIED STOCK OPTION PLAN
(Full title of the plans)

Jay B. Knoll, Esq.	Copies to:
Executive Vice President, General Counsel and Chief Administrative Officer 3800 Lapeer Road Auburn Hills, Michigan 48326 (248) 475-0100	W. Andrew Jack, Esq. Covington & Burling LLP 1201 Pennsylvania Avenue, NW Washington, DC 20004 (202) 662-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE
Pursuant to Item 512(a)(3) of Regulation S-K, this Post-Effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-8 (Registration No. 333-84398) filed with the Securities and Exchange Commission (the “Commission”) on March 15, 2002 (the “Registration Statement”) deregisters 505,634 shares of common stock, par value $0.01 per share, of Energy Conversion Devices, Inc. (“Common Stock”), which were registered under the Registration Statement but remain unsold (the “Remaining Shares”). Concurrently with the filing of this Amendment, the registrant is filing a new Registration Statement on Form S-8 (the “New Registration Statement”), which registers 5,536,424 shares of Common Stock, including the Remaining Shares. This Post-Effective Amendment is filed pursuant to Instruction E to the General Instructions to Form S-8 and interpretations of the Division of Corporation Finance of the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Auburn Hills, Michigan, on February 8, 2011.

ENERGY CONVERSION DEVICES, INC.
By:	/s/ Mark D. Morelli
Mark D. Morelli
Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

/s/ Mark D. Morelli Mark D. Morelli	President, Chief Executive Officer and Director (Principal Executive Officer)	Date: February 8, 2011

/s/ William C. Andrews William C. Andrews	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	Date: February 8, 2011

/s/ Joseph A. Avila Joseph A. Avila	Director	Date: February 8, 2011

/s/ Alan E. Barton Alan E. Barton	Director	Date: February 8, 2011

/s/ Robert I. Frey Robert I. Frey	Director	Date: February 8, 2011

/s/ William J. Ketelhut William J. Ketelhut	Director	Date: February 8, 2011

/s/ Stephen Rabinowitz Stephen Rabinowitz	Director	Date: February 8, 2011

/s/ George A. Schreiber, Jr. George A. Schreiber, Jr.	Director	Date: February 8, 2011